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                                                                    EXHIBIT 23.1

        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTING FIRM


      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Registration Statement No. 333-129628) and related Prospectus of Toreador Resources Corporation for the registration of $86,250,000 of 5% Convertible Senior Notes due 2025 and 3,518,813 shares of its common stock and to the incorporation by reference therein of our report dated April 11, 2003, with respect to the consolidated financial statements of Toreador Resources Corporation for the year ended December 31, 2002 included in its Annual Report (Form 10-K/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                                --------------------------------
                                                ERNST & YOUNG LLP


     Dallas, Texas
     November 22, 2005